Exhibit 23.1 Consent of Independent Registered Public Account

SHATSWELL, MacLEOD & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTS

To the Board of Directors
Northeast Bancorp
Lewiston, Maine

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-85206), (No. 33-32095), (No. 33-58538), (No. 33-32096), (No. 33-87976) and (No. 333-135452) of Northeast Bancorp of our report dated September 18, 2008, related to our audit of the consolidated financial statements of Northeast Bancorp and Subsidiary included in the Annual Report Form 10-K for the year ended June 30, 2008.

West Peabody, Massachusetts	/s/SHATSWELL, MacLEOD & Company, P.C.
September 26, 2008	SHATSWELL, MacLEOD & Company, P.C.